                                                                    EXHIBIT 99.3


                       Supplementary Master Trust II Data


Master Trust II

(i)  8.40% Credit Card Certificates Series 1991-D

     (A)    The total amount of cash distributed to Series 1991-D
            Certificateholders in 1995, per $1,000  of Series 1991-D
            Certificates.....................................................   $      84.00

     (B)    The total amount of the distribution set forth in paragraph (i)(A)
            which represents principal payments on the Series 1991-D
            Certificates.....................................................   $          0

     (C)    The total amount of the Monthly Servicing Fee paid to the
            Servicer from the Master Trust II in 1995 with respect to the
            Series 1991-D Certificates.......................................   $ 20,000,000

(ii)  6.25% Asset Backed Certificates Series 1992-E

     (A)    The total amount of cash distributed to Series 1992-E
            Certificateholders in 1995, per $1,000  of Series 1992-E
            Certificates.....................................................   $      62.50

     (B)    The total amount of the distribution set forth in paragraph (ii)(A)
            which represents principal payments on the Series 1992-E
            Certificates.....................................................   $          0

     (C)    The total amount of the Monthly Servicing Fee paid to the
            Servicer from the Master Trust II in 1995 with respect to the
            Series 1992-E Certificates.......................................   $ 20,000,000

(iii) Floating Rate Asset Backed Certificates Series 1993-F

     (A)    The total amount of cash distributed to Series 1993-F
            Certificateholders in 1995, per $1,000  of Series 1993-F
            Certificates.....................................................   $      63.68

     (B)    The total amount of the distribution set forth in paragraph (iii)(A)
            which represents principal payments on the Series 1993-F
            Certificates.....................................................   $          0

     (C)    The total amount of the Monthly Servicing Fee payable from
            Available Funds paid to the Servicer from the Master Trust II in
            1995 with respect to the Series 1993-F
            Certificates.....................................................   $  3,500,000

     (D)    The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the
            Series 1993-F Certificates.......................................   $ 11,200,000


(iv) Floating Rate Asset Backed Certificates Series 1993-G

     (A) The total amount of cash distributed to Series 1993-G
         Certificateholders in 1995, per $1,000  of Series 1993-G
         Certificates........................................................   $      62.46

     (B) The total amount of the distribution set forth in paragraph
         (iv)(A) which represents principal payments on the Series 1993-G
         Certificates........................................................

     (C) The total amount of the Monthly Servicing Fee payable from Available
         Funds to the Servicer from the Master Trust II in 1995 with respect
         to the Series 1993-G Certificates...................................   $  1,500,000

     (D) The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series 1993-G
         Certificates........................................................   $  4,800,000

(v) Floating Rate Credit Card Certificates Series 1993-H

     (A) The total amount of cash distributed to Series 1993-H
         Certificateholders in 1995, per $1,000  of Series 1993-H
         Certificates........................................................   $      62.67

     (B) The total amount of the distribution set forth in paragraph (v)(A)
         which represents principal payments on the Series 1993-H
         Certificates........................................................   $          0

     (C) The total amount of the Monthly Servicing Fee payable from Available
         Funds to the Servicer from the Master Trust II in 1995 with respect to the Series 1993-H
         Certificates........................................................   $  5,250,000

     (D) The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series 1993-H

          Certificates.......................................................   $  8,750,000

(vi) Floating Rate Asset Backed Certificates Series 1994-I

     (A)  The total amount of cash distributed to Series 1994-I
          Certificateholders in 1995, per $1,000  of Series 1994-I
          Certificates.......................................................   $      62.36

     (B)  The total amount of the distribution set forth in paragraph (vi)(A)
          which represents principal payments on the Series 1994-I
          Certificates.......................................................   $          0

     (C) The total amount of the Monthly Servicing Fee payable from Available
         Funds to the Servicer from the Master Trust II in 1995 with
         respect to the Series 1994-I Certificates...........................   $  3,750,000

     (D) The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series 1994-I


         Certificates........................................................   $  6,250,000

(vii) Floating Rate Asset Backed Certificates Series 1994-J

     (A) The total amount of cash distributed to Series 1994-J
         Certificateholders in 1995, per $1,000  of Series 1994-J
         Certificates........................................................   $      62.87

     (B) The total amount of the distribution set forth in paragraph (vii)(A)
         which represents principal payments on the Series 1994-J
         Certificates........................................................   $          0

     (C) The total amount of the Monthly Servicing Fee payable from Available
         Funds to the Servicer from the Master Trust II in 1995 with respect to the Series 1994-J
         Certificates........................................................   $  3,750,000

     (D) The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series 1994-J
         Certificates........................................................   $  6,250,000

(viii) Floating Rate Credit Card Certificates Series 1994-K

     (A) The total amount of cash distributed to Series 1994-K
         Certificateholders in 1995, per $1,000  of Series 1994-K
         Certificates........................................................   $      62.54

     (B) The total amount of the distribution set forth in paragraph (viii)(A)
         which represents principal payments on the Series 1994-K
         Certificates........................................................   $          0

     (C) The total amount of the Monthly Servicing Fee payable from Available
         Funds to the Servicer from the Master Trust II in 1995 with
         respect to the Series 1994-K Certificates...........................   $  3,750,000

     (D) The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series 1994-K
         Certificates........................................................   $  6,250,000

(ix)  7.15% Credit Card Certificates Series 1994-L

     (A) The total amount of cash distributed to Series 1994-L
         Certificateholders in 1995, per $1,000  of Series 1994-L
         Certificates........................................................   $      71.50

     (B) The total amount of the distribution set forth in paragraph (ix)(A)
         which represents principal payments on the Series 1994-L
         Certificates........................................................   $          0

     (C) The total amount of the Monthly Servicing Fee payable from
         Available Funds to the Servicer from the Master Trust II in 1995 with respect to the Series 1994-L
         Certificates........................................................   $  3,750,000

              (D) The total amount of the Interchange Monthly Servicing
                  Fee payable to the Servicer in 1995 with respect to the
                  Series 1994-L Certificates...........................           $  6,250,000

(x)   Floating Rate Credit Card Certificates Series 1995-M

              (A) The total amount of cash distributed to Series 1995-L Class A
                  Certificateholders in 1995, per $1,000  of Series 1995-M
                  Class A Certificates.................................           $      41.22

              (B) The total amount of the distribution set forth in paragraph (x)(A)
                  which represents principal payments on the Series 1995-M
                  Class A Certificates.................................           $          0

              (C) The total amount of the Monthly Servicing Fee payable from
                  Available Funds to the Servicer from the Master Trust II in
                  1995 with respect to the Series
                  1995-M Certificates..................................           $  2,642,857

              (D) The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series 1995-M
                  Certificates.........................................           $  4,404,762

(xi)   Floating Rate Credit Card Certificates Series 1995-N

              (A) The total amount of cash distributed to Series 1995-N Class A
                  Certificateholders in 1995, per $1,000  of Series 1995-N
                  Class A Certificates.................................           $      40.69

             (B)  The total amount of the distribution set forth in paragraph (xi)(A)
                  which represents principal payments on the Series 1995-N
                  Class A Certificates.................................           $          0

             (C)  The total amount of the Monthly Servicing Fee payable from
                  Available Funds to the Servicer from the Master Trust II in
                  1995 with respect to the Series 1995-N Certificates..           $  2,642,857

             (D)  The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series
                  1995-N Certificates..................................           $  4,404,762

(xii)  Floating Rate Credit Card Certificates Series 1995-O

             (A) The total amount of cash distributed to Series 1995-O Class A
                 Certificateholders in 1995, per $1,000  of Series 1995-O
                 Class A Certificates..................................           $      31.15

             (B) The total amount of the distribution set forth in paragraph
                 (xii)(A) which represents principal payments on the Series
                 1995-O Class A Certificates...........................           $          0


     (C) The total amount of the Monthly Servicing Fee payable from Available
         Funds to the Servicer from the Master Trust II in 1995 with respect
         to the Series 1995-O Certificates...............................         $  1,976,190

     (D) The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series 1995-O
         Certificates....................................................         $  3,293,651

(xiii)  Floating Rate Credit Card Certificates Series 1995-P

     (A) The total amount of cash distributed to Series 1995-P Class A
         Certificateholders in 1995, per $1,000  of Series 1995-P
         Class A Certificates............................................         $      30.89

     (B) The total amount of the distribution set forth in paragraph (xiii)(A)
         which represents principal payments on the Series 1995-P
         Class A Certificates............................................         $          0

     (C) The total amount of the Monthly Servicing Fee payable from Available
         Funds to the Servicer from the Master Trust II in 1995 with respect
         to the Series 1995-P Certificates...............................         $  1,976,190

     (D) The total amount of the Interchange Monthly Servicing Fee payable to the Servicer in 1995 with respect to the Series 1995-P
         Certificates....................................................         $  3,293,651

(xiv)The amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the December 1995 Due Period (i.e.,
     with respect to the January 1996 interest payment date).............         $681,137,512